Exhibit 1

December 3, 2020

PERSONAL AND CONFIDENTIAL

Denton Peng

Chairman & CEO

SPI Energy Co., Ltd

4667 Old Ironside Drive

Santa Clara, CA 95054

Dear Mr. Peng:

Introduction. Subject to the terms and conditions herein (this “Agreement”), SPI Energy Co., Ltd. (the “Company”), hereby agrees to sell 3,500,000 ordinary shares and warrants to purchase 3,500,000 ordinary shares, par value $.0001 per share (the “Ordinary Shares or Securities”) to accredited investors (each, an “Investor” and collectively, the “Investors”) through Maxim Group LLC (“Maxim”), Roth Capital Partners (“Roth”) and Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), as co-placement agents (Maxim, Kingswood and together with Roth, the “Co-Placement Agents). The documents executed and delivered by the Company and the Investors in connection with the Offering (as defined below), including, without limitation, a subscription agreement (the “Purchase Agreement”), shall be collectively referred to herein as the “Transaction Documents.” The purchase price to the Investor for the Securities shall be $10.02 per share for the Securities. The Co-Placement Agents may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Offering.

The Company hereby confirms its agreement with the Co-Placement Agents as follows:

Section 1. Agreement to Act as Co-Placement Agents.

(a)       On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Co-Placement Agents shall be the co-placement agents in connection with the offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Co-Placement Agents and the prospective Investors. The Co-Placement Agents will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Co-Placement Agents or any of their “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Co-Placement Agents shall act solely as the Company’s agents and not as principal. The Co-Placement Agents shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form mutually agreed upon by the Company and the Investors. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at one closing (the “Closing” and the date on which the Closing occurs, a “Closing Date”). As compensation for services rendered, on the Closing Date, the Company shall pay to the Co-Placement Agents the fees and expenses set forth below:

(i)                 A cash fee equal to 7% of the gross proceeds received by the Company from the sale of the Securities at the Closing (the “Cash Fee”), which 1/3 of the Cash Fee shall be payable to each of Maxim, Roth and Kingswood.

(ii)               As provided in Section 6, the Company also agrees to reimburse the Placement Agents’ legal expenses up to a maximum of $50,000, payable at the Closing.

1

(b)       The term of the Co-Placement Agents' exclusive engagement will begin on the date hereof and end on the earlier of the consummation of the Offering or 30 days after the receipt by either party hereto of written notice of termination, except in the case of termination by the Company for cause. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification and contribution contained herein and the Company’s obligations contained in the indemnification provisions will survive any expiration or termination of this Agreement, and the Company’s obligation to pay fees actually earned and payable and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof, will survive any expiration or termination of this Agreement. Nothing in this Agreement shall be construed to limit the ability of the Co-Placement Agents or their Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(c)       Upon the consummation of an Offering, for a period of twelve (12) months from the consummation of the Offering (the “Tail Period”), if the Company decides to enter into an Offering using an underwriter or placement agent in the U.S., the Company grants the Co-Placement Agents the right of first refusal to act as co-lead managing underwriters and co-lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 75.0% of the economics (with such economics equally allocated to each of the participating Co-Placement Agents) for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings undertaken during the Tail Period by the Company or any subsidiary of the Company. Each of the Co-Placement Agents shall notify the Company within ten (10) days of its receipt of the written offer with respect to such Offering as to whether or not it agrees to accept such retention. If the Co-Placement Agents should decline such retention, the Company shall have no further obligation to Co-Placement Agents regarding such Offering, except as specifically provided for herein.

Section 2. Representations, Warranties and Covenants of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Co-Placement Agents. In addition to the foregoing, the Company represents and warrants that:

(a)       The Company has prepared and filed with the Commission a registration statement on Form F-3 (Registration No. 333-240289), and amendments thereto, and related preliminary prospectuses, for the registration under the Securities Act of 1933. At the time of such filing, the Company met the requirements of Form F-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Shares and the plan of distribution thereof and has advised the Co-Placement Agents of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the Free Writing Prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

2

(b)       The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which (x) have not been described or filed as required or (y) will not be filed within the requisite time period.

(c)                The Company is eligible to use Free Writing Prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Co-Placement Agents, prepare, use or refer to, any Free Writing Prospectus.

(d)                There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company, except as set forth in the Registration Statement and SEC Reports.

(e)                Any certificate signed by an officer of the Company and delivered to the Co-Placement Agents or to counsel for the Co-Placement Agents shall be deemed to be a representation and warranty by the Company to the Co-Placement Agents as to the matters set forth therein.

(f)                The Company acknowledges that the Co-Placement Agents will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Hunter Taubman Fischer & Li LLC, 800 Third Avenue, Suite 2800, New York, New York 10022(“Placement Agent Counsel”) (or at such other place as shall be agreed upon by the Co-Placement Agents and the Company). Subject to the terms and conditions hereof, at the Closing payment of the purchase price for the Securities sold on the Closing Date shall be made by Federal Funds wire transfer, against delivery of such Securities, as provided in the Purchase Agreement.

Deliveries of the documents with respect to the purchase of the Securities or pursuant to this Agreement, if any, shall be made at the offices of Placement Agent Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

3

Section 4. Covenants and Agreements of the Company. The Company further covenants and agrees with the Co-Placement Agents as follows:

(a)                Intentionally Omitted.

(b)                Blue Sky Compliance. The Company will cooperate with the Co-Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Co-Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Co-Placement Agents may reasonably request for distribution of the Securities. The Company will advise the Co-Placement Agents promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(c)                Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities and other shares of Common Stock as contemplated in this Agreement. If during the Offering period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Co-Placement Agents or Placement Agent Counsel, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish the Co-Placement Agents with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which the Co-Placement Agents reasonably objects.

(d)                Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Co-Placement Agents, without charge, during the period beginning on the date hereof and ending on the Closing Date of the Offering, as many copies of the SEC Reports and other documents to be furnished to Investors as the Co-Placement Agents may reasonably request.

(e)                Intentionally Omitted.

(f)                 Transfer Agent. The Company will maintain, at its expense, a registrar and transfer agent for the Common Stock.

(g)                Earnings Statement. As soon as practicable and in accordance with applicable requirements under the Securities Act, but in any event not later than 18 months after the Closing Date, the Company will make generally available to its security holders and to the Co-Placement Agents an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Securities Act.

(h)                Intentionally omitted.

(i)                No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

4

(j)              Acknowledgment. The Company acknowledges that any advice given by the Co-Placement Agents to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Co-Placement Agents’ prior written consent.

(k)             Announcement of Offering. The Company acknowledges and agrees that the Co-Placement Agents may, subsequent to the Closing, make public their involvement with the Offering.

(l)             Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(m)           Research Matters. By entering into this Agreement, the Co-Placement Agents do not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company and the Company hereby acknowledges and agrees that the Co-Placement Agents’ selection as co-placement agents for the Offering was in no way conditioned, explicitly or implicitly, on the Co-Placement Agents providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties acknowledge and agree that the Co-Placement Agents have not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation.

Section 5. Conditions of the Obligations of the Co-Placement Agents. The obligations of the Placement Agent, and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Co-Placement Agents and by the Company:

(a)                The Company's directors and executive officers shall enter into customary "lock-up" agreements pursuant to which such persons and entities shall agree, for a period of ninety days (90) days from the date of the Prospectus, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company, absent certain customary exceptions contained in such agreements.

(b)                No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus, the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Co-Placement Agents. Any filings required to be made by the Company in connection with the Placement shall have been timely filed with the Commission.

(c)                The Co-Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus, the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Placement Agent Counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)                All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Placement Agent Counsel and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

5

(e)                The Co-Placement Agents shall have received from outside counsels to the Company such counsels’ written opinions, addressed to the Co-Placement Agents and the Purchasers and dated as of the Closing Date, in form and substance reasonably satisfactory to the Co-Placement Agents.

(f)                 On the date of this Agreement and on the Closing Date, the Co-Placement Agents shall have received a “comfort” letter from the Company’s auditor as of each such date, addressed to the Co-Placement Agents and in form and substance satisfactory in all respects to the Co-Placement Agents and Placement Agent Counsel.

(g)                The Company (i) shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Base Prospectus and the Prospectus Supplement, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in or contemplated by the Registration Statement, the Base Prospectus and the Prospectus Supplement, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Co-Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(h)                The Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed for trading on Nasdaq or other applicable U.S. national exchange and reasonable evidence of such action, if available, shall have been provided to the Co-Placement Agents upon its request. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Ordinary Share under the Exchange Act or delisting or suspending from trading the Ordinary Share from Nasdaq or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or Nasdaq or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(i)                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(j)                 The Company shall have prepared and filed with the Commission a Current Report on Form 6-K with respect to the Placement, including as an exhibit thereto this Agreement.

(k)                The Company shall have entered into a Purchase Agreement with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed between the Company and the Purchasers. The Company agrees that the Co-Placement Agents may rely upon, and each is a third party beneficiary of, the representations and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

(l)                 FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Co-Placement Agents, make or authorize Placement Agent Counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

6

(m)              Prior to the Closing Date, the Company shall have furnished to the Co-Placement Agents such further information, certificates and documents as the Co-Placement Agents may reasonably request.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Co-Placement Agents or to Placement Agent Counsel pursuant to this Section 5 shall not be reasonably satisfactory in form and substance to the Co-Placement Agents and to Placement Agent Counsel, all obligations of the Co-Placement Agents hereunder may be cancelled by the Co-Placement Agents at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

Section 6. Payment of Expenses.

(a)                Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s Ordinary Shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the securities under the “blue sky” securities laws of such states and other jurisdictions as Co-Placement Agents may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be the Placement Agent Counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Co-Placement Agents’ may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Co-Placement Agents; and (g) the fees and expenses of the Company’s accountants; and (h) a maximum of $50,000 for fees and expenses including “road show”, diligence, and reasonable legal fees and disbursements for Placement Agent Counsel, due upon closing; provided that in the event there is not a Closing of the Offering, the amount in this clause (ix) shall not exceed $25,000.

(b)                The Co-Placement Agents reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that such Co-Placement Agents’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

Section 7. Indemnification and Contribution.

(a)                The Company agrees to indemnify and hold harmless the Co-Placement Agents, their affiliates and each person controlling the Co-Placement Agents (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of the Co-Placement Agents, its affiliates and each such controlling person (the Co-Placement Agents, and each such entity or person, an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any Actions, whether or not any Indemnified Person is a party thereto, (i) caused by a breach by the Company of any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the SEC Reports or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents) or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person's (x) gross negligence, bad faith or willful misconduct in connection with any of the advice, actions, inactions or services referred to above or (y) use of any offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes negligence, bad faith or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement.

7

(b)                Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, at its election, assume the defense of any such Action including the employment of counsel reasonably satisfactory to the Co-Placement Agents, which counsel may also be counsel to the Company. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Co-Placement Agents (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(c)                In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Co-Placement Agents and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Co-Placement Agents and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Co-Placement Agents pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Co-Placement Agents on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid to the Co-Placement Agents under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d)                The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted solely from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

(e)                The reimbursement, indemnity and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person's services under or in connection with, this Agreement.

(f)                The Company agrees to notify the Co-Placement Agents promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

8

(g)                This Section 7 shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

Section 8. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Co-Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Co-Placement Agents, the Company, or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to a Co-Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Agreement.

Section 9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 11. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 12. Governing Law Provisions. This Agreement shall be deemed to have been made and delivered in New York City and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Each of the Co-Placement Agents and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Co-Placement Agents and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Co-Placement Agents mailed by certified mail to the Co-Placement Agents’ addresses shall be deemed in every respect effective service process upon the Co-Placement Agents, in any such suit, action or proceeding. Notwithstanding any provision of this Agreement to the contrary, the Company agrees that neither the Co-Placement Agents nor their affiliates, and the respective officers, directors, employees, agents and representatives of the Co-Placement Agents, their affiliates and each other person, if any, controlling the Co-Placement Agents or any of their affiliates, shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9

Section 13. General Provisions.

(a)                This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

(b)                 The Company acknowledges that in connection with the offering of the Securities: (i) the Co-Placement Agents have acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Co-Placement Agents owe the Company only those duties and obligations set forth in this Agreement and (iii) the Co-Placement Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Co-Placement Agents arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c)               The Company agrees that any information or advice rendered by the Co-Placement Agents in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without such Co-Placement Agent’s prior written consent.

(d)               This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that the Co-Placement Agents are nor shall the Co-Placement Agents be construed as a fiduciary of the Company and the Co-Placement Agents shall have any duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Co-Placement Agents hereunder, all of which are hereby expressly waived.

(e)               The Company agrees that the Co-Placement Agents shall, from and after any Closing, have the right to reference the Placement and the Co-Placement Agents’ role in connection therewith in the Co-Placement Agents’ marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

10

(f)                The Co-Placement Agents (i) will keep the Confidential Information (as such term is defined below) confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process (“Legal Requirement”)), without the Company’s prior written consent, disclose to any person any Confidential Information, and (ii) will not use any Confidential Information other than in connection with the Placement. The Co-Placement Agents further agree to disclose the Confidential Information only to its Representatives (as such term is defined below) who need to know the Confidential Information for the purpose of the Placement, and who are informed by such Co-Placement Agents of the confidential nature of the Confidential Information. The term “Confidential Information” shall mean, all confidential, proprietary and non-public information (whether written, oral or electronic communications) furnished by the Company to a Co-Placement Agent or its Representatives in connection with such Co-Placement Agent’s evaluation of the Placement. The term “Confidential Information” will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a Co-Placement Agent or its Representatives in violation of this Agreement, (ii) is or becomes available to a Co-Placement Agent or any of its Representatives on a non-confidential basis from a third-party, (iii) is known to a Co-Placement Agent or any of its Representatives prior to disclosure by the Company or any of its Representatives, or (iv) is or has been independently developed by a Co-Placement Agent and/or the Representatives without use of any Confidential Information furnished to it by the Company. The term “Representatives” shall mean with respect to each Co-Placement Agent, such Co-Placement Agent’s directors, board committees, officers, employees, financial advisors, attorneys and accountants. This provision shall be in full force until the earlier of (a) the date that the Confidential Information ceases to be confidential and (b) two years from the date hereof. Notwithstanding any of the foregoing, in the event that a Co-Placement Agent or any of its Representatives are required by Legal Requirement to disclose any of the Confidential Information, such Co-Placement Agent and its Representatives will furnish only that portion of the Confidential Information which such Co-Placement Agent or its Representative, as applicable, is required to disclose by Legal Requirement as advised by counsel, and will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

[The remainder of this page has been intentionally left blank.]

11

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Cliff A Teller
	Name:	Cliff A Teller
	Title:	Executive Managing Director
Head of Investment Banking

Address for notice:
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel, General Counsel
Email: jsiegel@maximgrp.com

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Bob Stephenson
	Name:	Bob Stephenson
	Title:	Managing Director

Address for notice:
888 San Clemente Drive, Suite 400
Newport Beach,CA 92660
Attention: Bob Stephenson

KINGSWOOD CAPITAL MARKETS, division of Benchmark Investments, Inc.

By:	/s/ Sam Fleischman
	Name:	Sam Fleischman
	Title:	Supervisory Principal

Address for notice:
17 Battery Place, Suite 625
New York,,NY 10017
Attention: Sam Fleischman

12

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

SPI Energy Co., Ltd

/s/ Denton Peng

Name: Denton Peng

Title: Chairman and CEO

Address for notice:

4667 Old Ironside Drive

Santa Clara, CA 95054
Attn: Denton Peng

13